ENTERGY  ENTERPRISES, INC.
                      UNCONSOLIDATED BALANCE SHEET
                            AS OF JUNE 30, 1997
                                (UNAUDITED)

                        ASSETS
  PROPERTY
  Furniture and Equipment                                   $  5,607,719.72
  Intangible Assets                                               11,761.16
                                                            ---------------
       Total Property                                          5,619,480.88
                                                            ---------------
  INVESTMENTS
  Investment in FPN                                                    0.00
  Investment in Entergy IS, Inc.                              69,850,743.03
  Investment in EOSI                                           2,674,100.63
  Investment in ENI                                            3,861,336.67
                                                             --------------
                                                              76,386,180.33
                                                             --------------
  CURRENT & ACCRUED ASSETS
  Cash                                                         6,250,589.00
  Working Funds/Travel Advances                                  423,416.40
  Special Deposits                                               142,570.39
  Temporary Cash Investments                                   6,636,295.17
  Accounts Receivable                                             23,317.44
  Accounts Receivable - Associated Companies                   9,466,449.39
  Accounts Receivable - Customer Service                             720.59
  Accrued Interest                                                 5,833.33
                                                             --------------
       Total Current and Accrued Assets                       22,949,191.71
                                                             --------------
  DEFERRED DEBITS
  Accumulated Deferred Income Tax-Fed & State                  9,043,477.92
  Miscellaneous Deferred Debits                               (2,738,977.17)
                                                             ---------------
       Total Deferred Debits                                   6,304,500.75
                                                            ---------------
            Total Assets                                    $111,259,353.67
                                                            ===============

These are interim financial statements prepared without notes.


                        ENTERGY ENTERPRISES, INC.
                      UNCONSOLIDATED BALANCE SHEET
                           AS OF JUNE 30, 1997
                               (UNAUDITED)


                        CAPITAL
  Common Stock                                              $ 57,400,000.00
  Miscellaneous Paid-in Capital                              153,000,000.00
  Retained Earnings                                         (119,369,065.50)
                                                            ---------------
       Total Capital                                          91,030,934.50
                                                            ---------------
                      LIABILITIES

  CURRENT & ACCRUED LIABILITIES
  Accounts Payable                                             5,021,530.42
  Accounts Payable to Associated Companies                     3,784,691.21
  Taxes Accrued                                                1,307,474.04
  Tax Collections Payable                                        210,987.31
  Miscellaneous Current & Accrued Liabilities                  4,889,332.52
                                                             --------------
       Total Current & Accrued Liabilities                    15,214,015.50
                                                             --------------
  LONG TERM LIABILITIES
  Notes Payable - Entergy Corp.                                  500,000.00
  Accum. Misc. Operating Provision                             1,000,000.00
                                                             --------------
       Total Current & Accrued Liabilities                     1,500,000.00
                                                             --------------
  DEFERRED CREDITS
  Other Deferred Credits                                       3,514,403.67
                                                             --------------
       Total Deferred Credits                                  3,514,403.67
                                                             --------------
       Total Liabilities                                      20,228,419.17
                                                             --------------
            Total Capital & Liabilities                     $111,259,353.67
                                                            ===============

These are interim financial statements prepared without notes.

                        ENTERGY ENTERPRIS, INC.
                     UNCONSOLIDATED INCOMESTATEMENT
                     SIX MONTHS ENDED JUNE 30, 1997
                             (UNAUDITED)


                        REVENUE
  Services Rendered Non-Associates                          $     24,491.60
  Services Rendered Associates                                20,019,622.56
  Equity in Earnings of Subsidiaries                          (7,062,707.52)
  Interest Income                                                102,635.25
  Dividend Income                                                 22,583.78
                                                            ---------------
       Total Revenue                                          13,106,625.67
                                                            ---------------
                       EXPENSES

  Salaries, Wages and Benefits                                11,465,470.34
  Outside Services                                             6,761,097.42
  Selling and Marketing Expenses                               2,223,490.70
  Rent                                                         1,390,135.35
  Administrative and General                                   4,749,536.53
  Active Development Credit                                   (2,349,034.12)
  Insurance                                                        4,736.00
                                                            ---------------
       Total Administrative and General Expense               24,245,432.22

  Taxes Other Than Income                                        298,568.60
  Depreciation and Amortization                                  861,191.18
  Amortization of EIS Organization Costs                          12,613.61
  Miscellaneous Expenses                                          15,442.41
                                                            ---------------
       Total Expenses                                         25,433,248.02
                                                            ---------------
  Income (Loss) Before Income Taxes                          (12,326,622.35)

  Income Taxes - Federal                                      (1,600,848.92)
  Income Taxes - State (Benefit)                                (317,968.54)
  Provision for Deferred Income Taxes - Federal                   26,195.37
  Provision for Deferred Income Taxes - State                      5,203.05
                                                            ---------------
  Net Income (Loss)                                          (10,439,203.31)
                                                            ================

These are interim financial statements prepared without notes.
